Exhibit 99.7

PROVECTUS BIOPHARMACEUTICALS, INC.

Subscription Rights to Purchase Up to            Units

Consisting of an Aggregate of Up to                Shares of Common Stock

and Warrants to Purchase Up to                Shares of Common Stock

at a Subscription Price of $        Per Unit

FOR USE WITH ELECTION TO RECEIVE PRE-FUNDED WARRANTS

(IF APPLICABLE)

Subject to the terms and conditions described in the Prospectus, dated            , 2016

The undersigned Beneficial Holder of non-transferable subscription rights (the “Subscription Rights”) to purchase units (“Units”) of Provectus Biopharmaceuticals, Inc., comprised of [] shares of common stock (“Common Stock”) and [] warrants to purchase an additional share of Common Stock (a “Warrant”) pursuant to the Subscription Rights offering (“Rights Offering”) described and provided for in the Company’s Prospectus, dated            , 2016, hereby certifies to Provectus Biopharmaceuticals, Inc. (“Company”), Broadridge Corporate Issuer Solutions, Inc., as Subscription and Information Agent, and Maxim Group LLC, as Dealer-Manager, that:

(1)	the undersigned Beneficial Holder has exercised the number of Subscription Rights pursuant to the Basic Subscription Right (as defined in the Prospectus) and Over-Subscription Privilege (as defined in the Prospectus) for the number of Units specified below;

(2)	to the extent the undersigned Beneficial Holder has elected to subscribe for Units pursuant to the Over-Subscription Privilege, the Beneficial Holder’s Basic Subscription Right has been exercised in full; and

(3)	the undersigned Beneficial Holder has elected to receive Pre-Funded Warrants (as defined in the Prospectus) in lieu of any shares of Common Stock underlying the Units for which the Beneficial Holder has subscribed in excess of 4.99% of the Common Stock outstanding after the Rights Offering.

Number of Subscription Rights Exercised	Units Subscribed for pursuant to Basic Subscription Right	Units Subscribed for pursuant to Over-Subscription Privilege	Total Shares Beneficially Owned prior to Rights Offering (for purposes of Pre-Funded Warrant Calculations)

Beneficial Holder Information:

Name of Beneficial Holder:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Delivery of Pre-Funded Warrants to Beneficial Holder:

Beneficial Holder EIN Number:

In order to complete a Pre-Funded Warrant election for a Beneficial Holder, the DTC Participant must subscribe through the DTC’s Reorganization Department “ASOP” System (Automated Subscription Offer Program), submit voluntary offering instructions (VOI) to DTC at the beneficial holder level, and complete this form and submit it to the Dealer-Manager, at syndicate@maximgrp.com. Immediately after submitting this form, the DTC Participant should telephone Maxim Group LLC (212) 895-3745, to confirm receipt and discuss any other steps it may need to take.

DTC Participant Information:

DTC Participant:

DTC Participate Number:

DTC VOI Number:

If you have any questions about the Rights Offering, please contact the dealer-manager, Maxim Group LLC, at 405 Lexington Avenue, New York, New York 10174, Attention Syndicate Department, email: syndicate@maximgrp.com or telephone: (212) 895-3745.

The Company will resolve all questions regarding the validity and form of the exercise of Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. The number of Pre-Funded Warrants to be issued to the Beneficial Holder, if any, will be determined by the Company based on the Total Shares Beneficially Owned prior to Rights Offering set forth above, after the expiration of the Rights Offering and the final allocation of Units through the Over-Subscription Privilege proration process described in the Prospectus. The determinations of the Company will be final and binding. the Company reserves the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. Irregularities in connection with any subscriptions must be resolved before the expiration date of the Rights Offering, unless waived by the Company in its sole discretion. Neither the Company nor the Subscription and Information Agent is under any duty to give notification of defects in any subscriptions, nor shall any of them incur any liability for failure to give such notification. A subscription will be considered accepted, subject to the right of the Company to withdraw or terminate the Rights Offering, only when the Subscription and Information Agent receives a properly completed and duly executed Subscription Rights Statement and any other required documents and the full subscription payment. The interpretations of the Company regarding the terms and conditions of the Rights Offering will be final and binding.

NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE SUBSCRIPTION AND INFORMATION AGENT OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO ANY HOLDER OF SUBSCRIPTION RIGHTS AS TO WHETHER TO EXERCISE THE SUBSCRIPTION RIGHTS OR REFRAIN FROM EXERCISING THE SUBSCRIPTION RIGHTS IN THE RIGHTS OFFERING. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE SUBSCRIPTION AND INFORMATION AGENT OR THE DEALER MANAGER HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE RIGHTS OFFERING OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE PROSPECTUS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE SUBSCRIPTION AND INFORMATION AGENT OR THE DEALER MANAGER.